Exhibit 9.8

EATON VANCE CORP.

WRITTEN CONSENT OF

VOTING TRUSTEES AND

HOLDERS OF VOTING TRUST RECEIPT

The undersigned, constituting a majority of the Voting Trustees under the Voting Trust Agreement made as of October 30, 1997, as amended, relating to all of the issued and outstanding shares of Voting Common Stock, par value $0.00390625 (“Shares”), of Eaton Vance Corp. (the “Corporation”), and holding the outstanding Voting Trust Receipts representing at least a majority of the Shares, do hereby consent as follows:

The Voting Trustees hereby approve the Amended and Restated Eaton Vance Corp. 2013 Omnibus Incentive Plan, which was adopted and approved by the Board of Directors of the Corporation on October 30, 2019.

The Voting Trustees hereby approve the First Amendment to the Amended and Restated Eaton Vance Corp. Deferred Alpha Incentive Plan, which was adopted and approved by the Board of Directors of the Corporation on October 30, 2019.

That The Voting Trust shall be renewed by the Voting Trustees, with the consent required by

Section 3(6) of the Voting Trust, for an additional term of three years ending October 31, 2022.

In witness whereof we have hereunto set our hands and seals as of this 30th day of October, 2019.

/s/ David C. McCabe	/s/ Craig R. Brandon
David. C. McCabe	Craig R. Brandon

/s/ Lewis R. Piantedosi	/s/ Cynthia J. Clemson
Lewis R. Piantedosi	Cynthia J. Clemson

/s/ Michael A. Cirami	/s/ Laurie G. Hylton
Michael A. Cirami	Laurie G. Hylton

/s/ Michael W. Weilheimer	/s/ Frederick S. Marius
Michael W. Weilheimer	Frederick S. Marius

/s/ Payson F. Swaffield	/s/ Edward J. Perkins
Payson F. Swaffield	Edward J. Perkins

/s/ Craig P. Russ	/s/ Maureen A. Gemma
Craig P. Russ	Maureen A. Gemma

/s/ Matthew J. Witkos	/s/ John L. Shea
Matthew J. Witkos	John L. Shea

/s/ Daniel C. Cataldo	/s/ Scott H. Page
Daniel C. Cataldo	Scott H. Page

/s/ Eric A. Stein	/s/ R. Kelly Williams
Eric A. Stein	R. Kelly Williams

/s/ Brian D. Langstraat	/s/ Charles B. Reed
Brian D. Langstraat	Charles B. Reed

/s/ Thomas E. Faust Jr.	/s/ James H. Evans
Thomas E. Faust Jr.	James H. Evans